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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)


                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in this Annual Report on Form 10-KSB of our audit report dated January 24, 2002, on the financial statements of Community Central Bank Corporation for the period ended December 31, 2001, included in the 2001 Stockholder Report of Community Central Bank Corporation.



S/ PLANTE & MORAN, LLP
------------------------
Auburn Hills, Michigan

March 26, 2002